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                                                                      Exhibit 11
                                TRIBUNE COMPANY
            STATEMENTS OF COMPUTATION OF PRIMARY AND FULLY DILUTED
                             NET INCOME PER SHARE


(In thousands, except per share amounts)
                                                                                        Fiscal Year Ended December
                                                                                      ------------------------------
                                                                                          1993       1992       1991
                                                                                      --------   --------   --------
PRIMARY
- -------
  Income before cumulative effects of changes in accounting principles                $188,606   $136,625   $141,981
  Cumulative effects of changes in accounting principles, net of tax                         -    (16,800)         -
                                                                                      --------   --------   --------

  Net income                                                                           188,606    119,825    141,981
  Preferred dividends, net of tax                                                      (18,439)   (18,168)   (16,900)
                                                                                      --------   --------   --------

  Net income attributable to common shares                                            $170,167   $101,657   $125,081
                                                                                      --------   --------   --------

  Weighted average common shares outstanding                                            66,371     65,018     64,364
                                                                                      --------   --------   --------
  Primary net income per share:
    Before cumulative effects of changes in accounting principles                        $2.56      $1.82      $1.94
    Cumulative effects of accounting changes, net                                            -      (0.26)         -
                                                                                      --------   --------   --------
    Total                                                                                $2.56      $1.56      $1.94
                                                                                      ========   ========   ========

FULLY DILUTED
- -------------

  Income before cumulative effects of changes in accounting principles                $188,606   $136,625   $141,981
  Additional ESOP contribution required assuming
   all preferred shares were converted, net of tax                                     (12,442)   (12,408)   (11,600)
  Assumed elimination of tax benefit on certain ESOP preferred dividends                (2,248)    (1,606)         -
                                                                                      --------   --------   --------

  Adjusted net income before cumulative effects of changes in accounting principles    173,916    122,611    130,381
  Cumulative effects of changes in accounting principles, net of tax                         -    (16,800)         -
                                                                                      --------   --------   --------

  Adjusted net income                                                                 $173,916   $105,811   $130,381
                                                                                      --------   --------   --------

  Weighted average common shares outstanding                                            66,371     65,018     64,364

  Assumed conversion of preferred shares into common shares                              6,126      6,331      6,576
  Assumed exercise of stock options, net of common
   shares assumed repurchased with the proceeds                                          1,198        971        448
                                                                                      --------   --------   --------

  Adjusted weighted average common shares outstanding                                   73,695     72,320     71,388
                                                                                      --------   --------   --------

  Fully diluted net income per share:
    Before cumulative effects of changes in accounting principles                        $2.36      $1.70      $1.83
    Cumulative effects of accounting changes, net                                            -      (0.24)         -
                                                                                      --------   --------   --------
    Total                                                                                $2.36      $1.46      $1.83
                                                                                      ========   ========   ========
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See Notes to Consolidated Financial Statements.